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                                                                    EXHIBIT 4-10

                   FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                           THE DETROIT EDISON COMPANY

        THIS FIRST AMENDMENT, dated as of the first day of February, 1995, by and between Fidelity Management Trust Company (the "Trustee") and The Detroit Edison Company (the "Sponsor");

                                  WITNESSETH:

        WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated June 30, 1994, with regard to The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America (collectively and individually, the "Plan"); and

        WHEREAS, the Trustee and the Sponsor now desire to amend said master trust agreement as provided for in Section 14 thereof;

        NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

        (1) Amending Schedule "A" by inserting a new item under "Other", to read as follows:

                Participants may initiate the in-service withdrawal process via telephone as directed and approved by the Sponsor. The Trustee will forward to the participant the 402(f) notice along with the withdrawal application and rollover election form.

        (2) Amending and restating the Annual Participant Fee on Schedule "B" to read as follows:

                Annual Participant Fee          $7.00 per Participant*, billed
                                                and payable quarterly by the
                                                Sponsor. The reduction in the
                                                annual participant fee will be
                                                subject to revision if the
                                                number of in-service withdrawals
                                                differs significantly from 600
                                                per year.

        (3)     Amending Schedule "B" to reflect the Withdrawal Fee, as follows:

                Withdrawal By Phone Fee         $20.00 per withdrawal, billed
                                                and payable quarterly by the
                                                Sponsor (no charge for
                                                hardships, full distributions,
                                                and terminations).

        IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE DETROIT EDISON COMPANY                      FIDELITY MANAGEMENT TRUST
COMPANY                                         COMPANY


By  /s/                1/31/95                   By  /s/                 2/10/95
    --------------------------                       ---------------------------
        John E. Lobbia    Date                       Vice President         Date